                                                                   EXHIBIT 10(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


        We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through Merrill Lynch Life Variable Annuity Separate Account C of Merrill Lynch Life Insurance Company (File No. 333-73544). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:      /s/ Stephen E. Roth
                                               ---------------------------------
                                                     Stephen E. Roth, Esq.



Washington, D.C.
May 30, 2002